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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Primark Corporation on Form S-8 (the "Registration Statement"), of our reports dated February 16, 1999 appearing in and incorporated by reference in the Annual Report on Form 10-K of Primark Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




DELOITTE & TOUCHE LLP



Boston, Massachusetts

July 28, 1999